Exhibit 5.2

(TORYS LOGO)
1114 Avenue of the Americas
New York, New York 10036, USA

TEL 212.880.6000
FAX 212.682.0200

www.torys.com

May 10, 2013

Thomson Reuters Corporation
3 Times Square
New York, New York 10036

Dear Ladies and Gentlemen:

RE: THOMSON REUTERS CORPORATION AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the references to our firm name in the prospectus filed as part of Amendment No. 1 to the Registration Statement on Form F-10 by Thomson Reuters Corporation. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Torys LLP